AMENDMENT TO RIGHTS AGREEMENT


                  AMENDMENT, dated as of February 4, 1995, to the

         Rights Agreement, dated as of April 25, 1988 (the "Rights

         Agreement"), between Michigan National Corporation, a

         Michigan corporation (the "Company"), and Mellon Bank,

         National Association, a national banking association, as

         Rights Agent (the "Rights Agent").


                  WHEREAS, the Company and the Rights Agent have here-

         tofore executed and entered into the Rights Agreement; and


                  WHEREAS, pursuant to Section 26 of the Rights Agree-

         ment, the Company may from time to time supplement or amend the Rights Agreement in accordance with the provisions of

         Section 26 thereof; and


                  WHEREAS, it is proposed that the Company enter into

         an Agreement and Plan of Merger (as it may be amended or sup-

         plemented from time to time, the "Merger Agreement"), sub-

         stantially in the form set forth in Exhibit A to this Amend-

         ment, between the Company and Buyer, as the same may be

         amended from time to time (all capitalized terms used in this

         Amendment and not otherwise defined herein shall have the

         meaning ascribed thereto in the Merger Agreement); and








                   WHEREAS, it is proposed that immediately after the

         execution of the Merger Agreement the Company enter into the

         Stock Option Agreement attached as an exhibit to the Merger

         Agreement (the "Stock Option Agreement"); and


                  WHEREAS, the Board of Directors has determined that

         the Merger and the other transactions contemplated by the

         Merger Agreement are fair to and in the best interests of the

         Company and its stockholders; and


                  WHEREAS, the Board of Directors has determined that

         it is in the best interest of the Company and its stockhold-

         ers to amend the Rights Agreement to exempt the Merger Agree-

         ment and the Stock Option Agreement and the transactions con-

         templated thereby from the application of the Rights Agree-

         ment.


                  NOW, THEREFORE, the Company hereby amends the Rights

         Agreement as follows:


                  Section 1(a) of the Rights Agreement is hereby

         modified and amended by adding the following sentence at the end thereof:

                  "Neither National Australia Bank Limited, a commercial bank organized under Australian law ("Buyer") nor any other Person, shall be deemed to be an Acquiring Person by virtue of the Agreement and Plan of Merger (as it may be amended or supplemented from time to time, the "Merger Agreement") or the Stock Option Agreement, each to be entered into as of February 4, 1995, between the Company and Buyer or







                  by virtue of any of the transactions contemplated thereby."


                   Section 3(a) or the Rights Agreement is hereby modified

         and amended to add the following parenthetical clause defining the term "Distribution Date":


                   "(provided, however, that no Distribution Date shall be deemed to have occurred as a result of Buyer having taken any action required, permitted, or contemplated by the Merger Agreement or the Stock Option Agreement, within the time limits, if any, prescribed therein)"


                   Section 29 of the Rights Agreement is hereby modified

         and amended to add the following sentence at the end thereof:


                  "Nothing in this Agreement shall be construed to give any holder of Rights or any other Person any legal or equitable rights, remedy or claim under this Agreement in connection with any transactions contemplated by the Merger Agreement or the Stock Option Agreement."







                   IN WITNESS WHEREOF, this Amendment has been duly exe-

         cuted by the Company and the Rights Agent as of the day and year first written above.

                                        Michigan National Corporation



                                         /s/Robert J. Mylod
                                        By: Robert J. Mylod
                                        Title: Chief Executive Officer


                                        Mellon Bank, N.A.



                                         /s/James Aramanda
                                        By: James Aramanda
                                        Title: Senior Vice President